Exhibit 21.1


                                                  State or Jurisdiction
         Name of Subsidiary                         of Incorporation
-------------------------------------      ------------------------------------
Nexus Custom Electronics, Inc.             Delaware
Interface Electronics Corp.                Massachusetts